Exhibit 3.4
CODE OF BY-LAWS
OF
APRIMO INCORPORATED
ARTICLE I
Offices
     Section 1. Principal Office. The principal office (the “Principal Office”) of Aprimo Incorporated (the “Corporation”) shall be at 510 East 96th Street, Suite 300, Indianapolis, Indiana 46204, or such other place as shall be determined by resolution of the Board of Directors of the Corporation (the “Board”).
     Section 2. Other Offices. The Corporation may have such other offices at such other places within or without the State of Delaware as the Board may from time to time designate, or as the business of the Corporation may require.
ARTICLE II
Seal
     Section 1. Corporate Seal. The corporate seal of the Corporation (the “Seal”) shall be circular in form and shall have inscribed thereon the words “Aprimo Incorporated” and “DELAWARE.” In the center of the seal shall appear the word “Seal.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE III
Stockholder Meetings
     Section 1. Place of Meeting. Every meeting of the Stockholders of the Corporation (the “Stockholders”) shall be held at the Principal Office, unless a different place is specified in the notice or waiver of notice of such meeting or by resolution of the Board or the Stockholders, in which event such meeting may be held at the place so specified, either within or without the State of Delaware.
     Section 2. Annual Meeting. The annual meeting of the Stockholders (the “Annual Meeting”) shall be held each year at 1:30 P.M. on the second Tuesday in April (or, if such day is a legal holiday, on the next succeeding day not a legal holiday), for the purpose of electing directors of the Corporation (“Directors”) and for the transaction of such other business as may legally come before the Annual Meeting. If for any reason the Annual Meeting shall not be held at the date and time herein provided, the same may be held at any time thereafter, or the business to be transacted at such Annual Meeting may be transacted at any special meeting of the Stockholders (a “Special Meeting”) called for that purpose.
     Section 3. Notice of Annual Meeting. Written or printed notice of the Annual Meeting, stating the date, time and place thereof, shall be delivered or mailed by the Secretary or an Assistant Secretary to each Stockholder of record entitled to notice of such Meeting, at such address as appears on the records of the Corporation, at least ten (10) and not more than sixty (60) days before the date of such Meeting.
     Section 4. Special Meetings. Special Meetings, for any purpose or purposes (unless otherwise prescribed by law), may be called by only (i) the Chairman of the Board of Directors (the “Chairman”), if any, (ii) the Board, pursuant to a resolution adopted by a majority of the Directors, or

(iii) by the holder or holders of a majority of the Corporation’s Series A Preferred Stock then outstanding. The business transacted at any Special Meeting shall be confined to the purposes stated in the call and matters germane thereto. Any call of a Special Meeting made by holders of Series A Preferred Stock of the Corporation shall be delivered in writing to the Secretary or Chairman of the Corporation and shall specify the proposed purpose or purposes of such Special Meeting and the proposed date and time of such meeting. The Secretary or other authorized officer of the Corporation shall promptly issue notice of any Special Meeting called pursuant to this provision in accordance with Section 5, below, which notice shall fix the date for such Special Meeting on the date specified by the person(s) calling such meeting or, if later, the tenth (10th) day following the date of such notice.
     Section 5. Notice of Special Meetings. Written or printed notice of all Special Meetings, stating the date, time, place and purpose or purposes thereof, shall be delivered or mailed by the Secretary or the President or any Vice President to each Stockholder of record entitled to notice of such Meeting, at such address as appears on the records of the Corporation, at least ten (10) and not more than sixty (60) days before the date of such Meeting.
     Section 6. Waiver of Notice of Meetings. Notice of any Annual or Special Meeting (a “Meeting”) may be waived in writing by any Stockholder, before or after the date and time of the Meeting specified in the notice thereof, by a written waiver delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Stockholder’s attendance at any Meeting in person or by proxy shall constitute a waiver of (a) notice of such Meeting, unless the Stockholder at the beginning of the Meeting objects to the holding of or the transaction of business at the Meeting, and (b) consideration at such Meeting of any business that is not within the purpose or purposes described in the Meeting notice, unless the Stockholder objects to considering the matter when it is presented.
     Section 7. Quorum. At any Meeting, the holders of a majority of the voting power of all shares of the Corporation (the “Shares”) issued and outstanding and entitled to vote at such Meeting (after giving effect to the provisions of the Certificate of Incorporation of the Corporation, as the same may, from time to time, be amended (the “Certificate”)), represented in person or by proxy, shall constitute a quorum for the election of Directors or for the transaction of other business, unless otherwise provided by law, the Certificate or this Code of By-Laws, as the same may, from time to time, be amended (these “By-Laws”). If, however, a quorum shall not be present or represented at any Meeting, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting of the date, time and place of the adjourned Meeting, unless the date of the adjourned Meeting requires that the Board fix a new record date (the “Record Date”) therefor, in which case notice of the adjourned Meeting shall be given. At such adjourned Meeting, if a quorum shall be present or represented, any business may be transacted that might have been transacted at the Meeting as originally scheduled.
     Section 8. Voting. At each Meeting, every Stockholder entitled to vote shall have one vote for each Share standing in his name on the books of the Corporation as of the Record Date fixed by the Board for such Meeting, except as otherwise provided by law or the Certificate, and except that no Share shall be voted at any Meeting upon which any installment is due and unpaid. A plurality vote shall be necessary to elect any Director, and on all other matters, the action or a question shall be approved if the number of votes cast thereon in favor of the action or question exceeds the number of votes cast opposing the action or question, except as otherwise provided by law or the Certificate.

     Section 9. Stockholder List. The Secretary shall prepare before each Meeting a complete list of the Stockholders entitled to notice of such Meeting, arranged in alphabetical order by class of Shares (and each series within a class), and showing the address of, and the number of Shares entitled to vote held by each Stockholder (the “Stockholder List”). Beginning ten (10) business days before the Meeting and continuing throughout the Meeting, the Stockholder List shall be on file at the Principal Office or at a place identified in the Meeting notice in the city where the Meeting will be held, and shall be available for inspection by any Stockholder entitled to vote at the Meeting. On written demand, made in good faith and for a proper purpose and describing with reasonable particularity the Stockholder’s purpose, and if the Stockholder List is directly connected with the Stockholder’s purpose, a Stockholder (or such Stockholder’s agent or attorney authorized in writing) shall be entitled to inspect and to copy the Stockholder List, during regular business hours and at the Stockholder’s expense, during the period the Stockholder List is available for inspection. The original stock register or transfer book (the “Stock Book”), or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the Stockholders entitled to examine the Stockholder List, or to notice of or to vote at any Meeting.
     Section 10. Proxies. A Stockholder may vote either in person or by proxy executed in writing by the Stockholder or a duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein.
     Section 11. Notice of Stockholder Business. At an Annual Meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the Meeting. To be properly brought before an Annual Meeting, business must be (a) specified in the notice of Meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the Meeting by or at the direction of the Board, or (c) otherwise properly brought before the Meeting by a Stockholder. For business to be properly brought before an Annual Meeting by a Stockholder, the Stockholder must have the legal right and authority to make the proposal for consideration at the Meeting and the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days prior to the Meeting; provided, however, that in the event that less than one hundred thirty (130) days’ notice or prior public disclosure of the date of the Meeting is given or made to Stockholders (which notice or public disclosure shall include the date of the Annual Meeting specified in these By-Laws, if such By-Laws have been filed with the Securities and Exchange Commission and if the Annual Meeting is held on such date), notice by the Stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A Stockholder’s notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and record address of the Stockholders proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the Stockholder, and (d) any material interest of the Stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 11. The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Meeting that business was not properly brought before the Meeting and in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the Meeting and any such business not properly brought before the Meeting shall not be transacted. At any Special Meeting of the Stockholders, only such business shall be conducted as shall have been brought before the Meeting by or at the direction of the Board of Directors.
     Section 12. Nomination of the Board of Directors. Nominations of persons for election to the Board may be made at a Meeting of Stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any Stockholder of the Corporation entitled to vote for the election of Directors at the Meeting.
ARTICLE IV
Board of Directors
     Section 1. Number. The business and affairs of the Corporation shall be managed by a Board of seven (7) Directors. Each Director shall hold office until his or her successor is chosen and qualified. There shall be no cumulative voting by Stockholders of any class or series in the election of Directors of the Corporation. The Board may elect or appoint, from among its members, a Chairman of the Board (the “Chairman”), who need not be an officer or employee of the Corporation. The Chairman, if elected or appointed, shall preside at all Stockholder Meetings and Board Meetings and shall have such other powers and perform such other duties as are incident to such position and as may be assigned by the Board.
     Section 2. Vacancies and Removal. Any vacancy occurring in the Board shall not be filled until the nominee for such vacancy is approved by the Corporation’s Stockholders at the Corporation’s next annual meeting or at a special meeting called for such purpose. Stockholders shall be notified of any increase in the number of Directors and the name, principal occupation and other pertinent information about any Director elected or nominated by the Board to fill any vacancy.
     Section 3. Powers and Duties. In addition to the powers and duties expressly conferred upon it by law, the Certificate or these By-Laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not inconsistent with the law, the Certificate or these By-Laws.
     Section 4. Annual Board Meeting. Unless otherwise determined by the Board, the Board shall meet each year immediately after the Annual Meeting, at the place where such Meeting has been held, for the purpose of organization, election of Officers of the Corporation (the “Officers”) and consideration of any other business that may properly be brought before such annual meeting of the Board (the “Annual Board Meeting”). No notice shall be necessary for the holding of the Annual Board Meeting. If the Annual Board Meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board (a “Board Meeting”).
     Section 5. Regular Board Meetings. Regular meetings of the Board (“Regular Board Meetings”) may be held at stated times or from time to time, and at such place, either within or without the State of Delaware, as the Board may determine, without call and without notice. The Board shall hold at least six Regular Board Meetings per year, including the Annual Board Meeting and any Special Board Meetings.

     Section 6. Special Board Meetings. Special meetings of the Board (“Special Board ‘ Meetings”) may be called at any time or from time to time, and shall be called on the written request of any Director, by the Chairman or the President, by causing the Secretary or any Assistant Secretary to give to each Director, either personally or by mail, telephone, telegraph, teletype or other form of wire or wireless communication at least two (2) days’ notice of the date, time and place of such Meeting. Special Board Meetings shall be held at the Principal Office or at such other place, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.
     Section 7. Waiver of Notice and Assent. A Director may waive notice of any Board Meeting before or after the date and time of the Board Meeting stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records. A Director’s attendance at or participation in a Board Meeting shall constitute a waiver of notice of such Meeting and assent to any corporate action taken at such Meeting, unless (a) the Director at the beginning of such Meeting (or promptly upon his arrival) objects to holding of or transacting business at the Meeting and does not thereafter vote for or assent to action taken at the Meeting; (b) the Director’s dissent or abstention from the action taken is entered in the minutes of such Meeting; or (c) the Director delivers written notice of his dissent or abstention to the presiding Director at such Meeting before its adjournment, or to the Secretary immediately after its adjournment. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.
     Section 8. Quorum. At all Board Meetings, a majority of the number of Directors designated for the full Board (the “Full Board”) shall be necessary to constitute a quorum for the transaction of any business, except (a) that for the purpose of filling of vacancies a majority of Directors then in office shall constitute a quorum, and (b) that a lesser number may adjourn the Meeting from time to time until a quorum is present. The act of a majority of the Board present at a Meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Certificate or these By-Laws.
     Section 9. Committees of the Board. The Board may, by resolution adopted by such majority, designate regular or special committees of the Board (“Committees”), in each case comprised of two or more Directors and to have such powers and exercise such duties as shall be provided by resolution of the Board.
     Section 10. Resignations. Any Director may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Any such resignation shall take effect when delivered unless the notice specifies a later effective date. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.
ARTICLE V
Officers
     Section 1. Officers. The Officers shall be the President, the Secretary and the Treasurer, and may include one or more Assistant Secretaries, one or more Vice Presidents, one or more Assistant Treasurers, a Controller and one or more Assistant Controllers. Any two or more offices may be held by the same person. The Board may from time to time elect or appoint such other Officers as it shall deem necessary, who shall exercise such powers and perform such duties as may be prescribed from time to time by these By-Laws or, in the absence of a provision in these By-Laws in respect thereto, as may be prescribed from time to time by the Board.
     Section 2. Election of Officers. The Officers shall be elected by the Board at the Annual Board Meeting and shall hold office for one (1) year or until their respective successors shall have been duly elected and shall have qualified; provided, however, that the Board may at any time elect one or more persons to new or different offices and/or change the title, designation and duties and responsibilities of any of the Officers consistent with the law, the Certificate and these By-Laws.
     Section 3. Vacancies; Removal. Any vacancy among the Officers may be filled for the unexpired term by the Board. Any Officer may be removed at any time with or without cause by the affirmative vote of a majority of the Full Board.
     Section 4. Delegation of Duties. In the case of the absence, disability, death, resignation or removal from office of any Officer, or for any other reason that the Board shall deem sufficient, the Board may delegate, for the time being, any or all of the powers or duties of such Officer to any other Officer or to any Director.
     Section 5. Chairman of the Board. The Chairman of the Board shall be selected from among the members of the Board of Directors. The Chairman shall preside at all Stockholder Meetings and Board Meetings at which the Chairman is present and shall perform the duties and have the powers of the President in the President’s absence or in the event of the inability or refusal of the President to act. In addition, the Chairman shall have and may exercise all the powers and duties that are incident to the Chairman’s office, that are delegated to the Chairman from time to time by the Board, or that are defined in these By-Laws.
     Section 6. President. The President, subject to the control of the Board, shall serve as the Corporation’s chief executive officer and shall have general charge of and supervision and authority over the business and affairs of the Corporation, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him or her by the Board. In the case of the absence or disability of the Chairman or if no Chairman shall be elected or appointed by the Board, the President shall preside at all Stockholder Meetings and Board Meetings.
     Section 7. Vice Presidents. Each of the Vice Presidents, if any, shall have such powers and perform such duties as may be prescribed for him or her by the Board or delegated to him or her by the President. In the case of the absence, disability, death, resignation or removal from office of the President, the powers and duties of the President shall, for the time being, devolve upon and be exercised by one of the Executive Vice Presidents as the Board or the President may designate, or, if there be but one Executive Vice President, then upon such Executive Vice President, if there be one, and if not, then by such one of the Vice Presidents as the Board or the President may designate, or, if there be but one Vice President, then upon such Vice President; and he or she shall thereupon, during such period, exercise and perform all of the powers and duties of the President, except as may be otherwise provided by the Board.
     Section 8. Secretary. The Secretary shall have the custody and care of the Seal, records, minutes and the Stock Book of the Corporation; shall attend all Stockholder Meetings and Board

Meetings, and duly record and keep the minutes of their proceedings in a book or books to be kept for that purpose; shall give or cause to be given notice of all Stockholder Meetings and Board Meetings when such notice shall be required; shall file and take charge of all papers and documents belonging to the Corporation; and shall have such other powers and perform such other duties as are incident to the office of secretary of a business corporation, subject at all times to the direction and control of the Board and the President.
     Section 9. Assistant Secretaries. Each of the Assistant Secretaries, if any, shall assist the Secretary in his or her duties and shall have such other powers and perform such other duties as may be prescribed for him or her by the Board or delegated to him or her by the President. In case of the absence, disability, death, resignation or removal from office of the Secretary, his or her powers and duties shall, for the time being, devolve upon such one of the Assistant Secretaries as the Board, the President or the Secretary may designate, or, if there be but one Assistant Secretary, then upon such Assistant Secretary; and he or she shall thereupon, during such period, exercise and perform all of the powers and duties of the Secretary, except as may be otherwise provided by the Board.
     Section 10. Treasurer. The Treasurer shall have control over all records of the Corporation pertaining to moneys and securities belonging to the Corporation; shall have charge of, and be responsible for, the collection, receipt, custody and disbursements of funds of the Corporation; shall have the custody of all securities belonging to the Corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall disburse the funds of the Corporation as may be ordered by the Board, taking proper receipts or making proper vouchers for such disbursements and preserving the same at all times during his or her term of office. When necessary or proper, he or she shall endorse on behalf of the Corporation all checks, notes or other obligations payable to the Corporation or coming into his or her possession for or on behalf of the Corporation, and shall deposit the funds arising therefrom, together with all other funds and valuable effects of the Corporation coming into his or her possession, in the name and the credit of the Corporation in such depositories as the Board from time to time shall direct, or in the absence of such action by the Board, as may be determined by the President or any Vice President. If the Board has not elected a Controller or an Assistant Controller, or in the absence or disability of the Controller and each Assistant Controller or if, for any reason, a vacancy shall occur in such offices, then during such period the Treasurer shall have, exercise and perform all of the powers and duties of the Controller. The Treasurer shall also have such other powers and perform such other duties as are incident to the office of treasurer of a business corporation, subject at all times to the direction and control of the Board and the President.
     If required by the Board, the Treasurer shall give the Corporation a bond, in such an amount and with such surety or sureties as may be ordered by the Board, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his or her control belonging to the Corporation.
     Section 11. Assistant Treasurers. Each of the Assistant Treasurers, if any, shall assist the Treasurer in his or her duties, and shall have such other powers and perform such other duties as may be prescribed for him or her by the Board or delegated to him or her by the President. In case of the absence, disability, death, resignation or removal from office of the Treasurer, his or her powers and duties shall, for the time being, devolve upon such one of the Assistant Treasurers as the Board, the President or the Treasurer may designate, or, if there be but one Assistant Treasurer, then upon such Assistant Treasurer; and he or she shall thereupon, during such period, exercise and perform all the powers and duties of the Treasurer except as may be otherwise provided by the Board. If required by the Board, each Assistant Treasurer shall likewise give, the Corporation a bond, in such amount and with such surety or sureties as may be ordered by the Board, for the same purposes as the bond that may be required to be given by the Treasurer.
     Section 12. Controller. The Controller shall have direct control over all accounting records of the Corporation pertaining to moneys, properties, materials and supplies, including the bookkeeping and accounting departments; shall have direct supervision over the accounting records in all other departments pertaining to moneys, properties, materials and supplies; shall render to the President and the Board, at Regular Board Meetings or whenever the same shall be required, an account of all his transactions as Controller and of the financial condition of the Corporation; and shall have such other powers and perform such other duties as are incident to the office of comptroller of a business corporation, subject at all times to the direction and control of the Board and the President.
     Section 13. Assistant Controllers. Each of the Assistant Controllers shall assist the Controller in his duties, and shall have such other powers and perform such other duties as may be prescribed for him by the Board or delegated to him by the President. In case of the absence, disability, death, resignation or removal from office of the Controller, his powers and duties shall, for the time being, devolve upon such one of the Assistant Controllers as the Board, the President or the Controller may designate, or, if there be but one Assistant Controller, then upon such Assistant Controller; and he shall thereupon, during such period, exercise and perform all the powers and duties of the Controller, except as may be otherwise provided by the Board.
ARTICLE VI
Certificates for Shares
     Section 1. Certificates. Certificates for Shares (“Certificates”) shall be in such form, consistent with law and the Certificate, as shall be approved by the Board. Certificates for each class, or series within a class, of Shares, shall be numbered consecutively as issued. Each Certificate shall state the name of the Corporation and that it is organized under the laws of the State of Delaware; the name of the registered holder; the number and class and the designation of the series, if any, of the Shares represented thereby; and a summary of the designations, relative rights, preferences and limitations applicable to such class and, if applicable, the variations in rights, preferences and limitations determined for each series and the authority of the Board to determine such variations for future series; provided, however, that such summary may be omitted if the Certificate states conspicuously on its front or back that the Corporation will furnish the Stockholder such information upon written request and without charge. Each Certificate shall be signed (either manually or in facsimile) by (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary, or by any two or more Officers that may be designated by the Board, and may have affixed thereto the Seal, which may be a facsimile, engraved or printed.
     Section 2. Record of Certificates. Shares shall be entered in the Stock Book as they are issued, and shall be transferable on the Stock Book by the holder thereof in person, or by his attorney duly authorized thereto in writing, upon the surrender of the outstanding Certificate therefor properly endorsed.
     Section 3. Lost or Destroyed Certificates. Any person claiming a Certificate to be lost or destroyed shall make affidavit or affirmation of that fact and, if the Board or the President shall so require, shall give the Corporation and/or the transfer agents and registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the Board or the President and/or the transfer agents and registrars, in such amount as the Board or the President may direct and/or the transfer agents and registrars may require, whereupon a new Certificate may be issued of the same tenor and for the same number of Shares as the one alleged to be lost or destroyed.
     Section 4. Stockholder Addresses. Every Stockholder shall furnish the Secretary with an address to which notices of Meetings and all other notices may be served upon him or mailed to him, and in default thereof notices may be addressed to him at his last known address or at the Principal Office.
ARTICLE VII
Corporate Books and Records
     Section 1. Places of Keeping. Except as otherwise provided by law, the Certificate or these By-Laws, the books and records of the Corporation (including the “Corporate Records,” as defined in the Certificate) may be kept at such place or places, within or without the State of Delaware, as the Board may from time to time by resolution determine or, in the absence of such determination by the Board, as shall be determined by the President.
     Section 2. Stock Book. The Corporation shall keep at the Principal Office the original Stock Book or a duplicate thereof, or, in case the Corporation employs a stock registrar or transfer agent within or without the State of Delaware, another record of the Stockholders in a form that permits preparation of a list of the names and addresses of all the Stockholders, in alphabetical order by class of Shares, stating the number and class of Shares held by each Stockholder (the “Record of Stockholders”).
     Section 3. Record Date. The Board may, in its discretion, fix in advance a Record Date not more than sixty (60) days and no less than ten (10) days before the date (a) of any Stockholder Meeting, (b) for the payment of any dividend or the making of any other distribution, (c) for the allotment of rights, or (d) when any change or conversion or exchange of Shares shall go into effect. If the Board fixes a Record Date, then only Stockholders who are Stockholders of record on such Record Date shall be entitled (a) to notice of and/or to vote at any such Meeting, (b) to receive any such dividend or other distribution, (c) to receive any such allotment of rights, or (d) to exercise the rights in respect of any such change, conversion or exchange of Shares, as the case may be, notwithstanding any transfer of Shares on the Stock Book after such Record Date.
     Section 4. Transfer Agents; Registrars. The Board may appoint one or more transfer agents and registrars for its Shares and may require all Certificates to bear the signature either of a transfer agent or of a registrar, or both.

ARTICLE VIII
Checks, Drafts, Deeds and Shares of Stock
     Section 1. Checks, Drafts, Notes, Etc. All checks, drafts, notes or orders for the payment of money of the Corporation shall, unless otherwise directed by the Board or otherwise required by law, be signed by one or more Officers as authorized in writing by the President. In addition, the President may authorize any one or more employees of the Corporation (“Employees”) to sign checks, drafts and orders for the payment of money not to exceed specific maximum amounts as designated in writing by the President for any one check, draft or order. When so authorized by the President, the signature of any such Officer or Employee may be a facsimile signature.
     Section 2. Deeds, Notes, Bonds, Mortgages, Contracts, Etc. All deeds, notes, bonds and mortgages made by the Corporation, and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party, shall be executed in its name-by the President, a Vice President or any other Officer so authorized by the Board and, when necessary or required, the Secretary or an Assistant Secretary shall attest the execution thereof. All written contracts and agreements into which the Corporation enters in the ordinary course of corporate business shall be executed by any Officer or by any other Employee designated by the President or a Vice President to execute such contracts and agreements.
     Section 3. Sale or Transfer of Stock. Subject always to the further orders and directions of the Board, any share of stock issued by any corporation and owned by the Corporation (including reacquired Shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or a Vice President, and said endorsement shall be duly attested by the Secretary or an Assistant Secretary either with or without affixing thereto the Seal.
     Section 4. Voting, of Stock of Other Corporations. Subject always to the further orders and directions of the Board, any share of stock issued by any other corporation and owned or controlled by the Corporation (an “Investment Share”) may be voted at any Stockholders’ meeting of such other corporation by the President or by a Vice President. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a Stockholder’s consent in respect of any Investment Share, such proxy or consent shall be executed in the name of the Corporation by the President or a Vice President, and, when necessary or required, shall be attested by the Secretary or an Assistant Secretary either with or without affixing thereto the Seal. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote an Investment Share the same as such Investment Share might be voted by the Corporation.
ARTICLE IX
Fiscal Year
     Section 1. Fiscal Year. The Corporation’s fiscal year shall begin on January 1 of each year and end on December 31 of the next year.
ARTICLE X
Amendments
     Section 1. Amendments. The holders of Shares entitled at the time to vote for the election of Directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation by vote of not less than a majority of such Shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the Stockholders to adopt, amend, or repeal the By-Laws by vote of not less than a majority of the entire Board. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of a majority of the Shares entitled at the time to vote for the election of Directors, while any By-Law adopted by a majority of the Stockholders may not be amended or repealed by the Board of Directors, unless the Stockholders otherwise provide. Notwithstanding the foregoing, until the consummation of a Qualified Public Offering (as defined below), neither the Board nor the Corporation shall change (i) the number of Directors pursuant to Section 1 of Article IV, (ii) the provision relating to the number of meetings of the Board each year pursuant to Section 5 of Article IV, (iii) the provision requiring Stockholders to approve appointments to fill vacancies in the Board pursuant to Section 2 of Article IV or (iv) the requirement under Section 5 of Article IV to hold at least six (6) meetings of the Board each fiscal year unless, in each case, such change is approved by the holders of a majority of the Series A Preferred Stock of the Corporation then outstanding. For purposes of this Section 1, the term “Qualified Public Offering” shall mean the sale in an underwritten public offering registered under the Securities Act of 1933, as amended, of shares of the Corporation’s common stock in which (i) the net proceeds received by the Corporation for the shares shall be at least $25,000,000 and (ii) the price per share paid by the public for such shares shall be at least 300% of the conversion price for the Corporation’s Series A Preferred Stock in effect as of December 31, 2000 ($2.06).

APRIMO, INCORPORATED
Action of Sole Incorporator
          The undersigned, being the sole incorporator of Aprimo, Incorporated and acting without a meeting pursuant to Section 108(c) of the Delaware General Corporation Law, hereby takes the following actions as of the date set forth below:
     1. Approves and adopts the By-Laws of the Corporation inserted in the Minute Book of the Corporation.
     2. Elects the following persons as Directors of the Corporation to serve in accordance with the By-Laws of the Corporation each to serve until the 2001 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal:
William Godfrey
Robert McLaughlin
Scott Flanders
Gary Gigot
James Thompson
Mark T. Koulogeorge
Robert E. Davoli
     Date: December 14, 2000

/s/ Nicholas E. Mathioudakis
Nicholas E. Mathioudakis
Sole Incorporator